SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on December 1, 2006

BETWEEN:

(1)	NEW PASSION INVESTMENTS LIMITED, a company incorporated under the laws of British Virgin Islands of TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the “Seller”); and

(2)	INFOSCIENCE MEDIA LIMITED, a company incorporated under the laws of Hong Kong of 5/F, QPL Industrial Building, 126-140 Texaco Road, Tsuen Wan, Hong Kong (the “Buyer”).

WHEREAS:

(A)
InfoScience Holdings Limited (the "Company") is a limited liability company incorporated under the laws of Hong Kong (company number: 884147) and at the date hereof, the Seller is the legal and beneficial owner of 100 shares of HK$1 each in the Company, representing the entire issued share capital of the Company (the “Sale Shares”).

(B)	The Seller has agreed to sell, and the Buyer has agreed to buy, the Sale Shares subject to the terms and conditions contained herein.

IT IS HEREBY AGREED as follows:

1.	SALE AND PURCHASE

1.1	The Seller hereby sells to the Buyer and the Buyer hereby purchases from the Seller the Sale Shares at the transfer price of HK$1.00 in cash.

1.2
Completion of the sale and purchase of the Sale Shares under Clause 1.1 above shall take place immediately upon execution of this Agreement and at which all (but not part) of the following business shall be simultaneously transacted:

(a)
the Seller shall deliver to the Buyer originals of the bought and sold notes and instrument(s) of transfer in respect of the Sale Shares duly executed by the Seller; (ii) share certificate(s) in respect of the Sale Shares; and

(b)	the Buyer pay to the Seller HK$1.00 in cash.

2.	WARRANTIES

2.1
The Seller undertakes and warrants with the Buyer that the Sale Shares shall be sold to the Buyer free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof immediately on and after the date hereof.

2.2
The Seller hereby agrees with the Buyer that upon demand, it shall, in relation to any liabilities (both actual and contingent) arising from or in connection with the Sale Shares, fully and effectually indemnify and at all times keep fully and effectually indemnified the Buyer from and against all liabilities suffered by the Buyer or any claims or demands made by any third party against the Buyer, including without limitation any and all costs (including all legal costs), expenses or other liabilities which the Buyer may incur or suffer in connection therewith.

3.	MISCELLANEOUS

3.1
Upon and after completion under Clause 1.2, the Seller shall do and execute or procure to be done and executed all other necessary acts, deeds, documents and things within their power to give effect to this Agreement and to ensure that the Sale Shares are registered in the Company’s register of members in the name of the Buyer (or its nominee).

3.2	All stamp duty payable in respect of the carrying into effect of this Agreement shall be borne by the Seller and the Buyer equally.

3.3	The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the continuation in force of the remainder of this Agreement.

3.4
This Agreement constitutes the entire agreement in relation to the subject matter contained herein. No variation of this Agreement or of any of the documents in the agreed form shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto.

3.5	This Agreement shall be governed by and construed accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED by	)
for and on behalf of	)
NEW PASSION INVESTMENTS LIMITED	)
in the presence of:	)

SIGNED by	)
for and on behalf of	)
INFOSCIENCE MEDIA LIMITED	)
in the presence of:	)